UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North Creek Parkway Bothell, Washington		98011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 13, 2016, OncoGenex Pharmaceuticals, Inc. (Company) announced results from the final analysis of the Phase 3 ENSPIRIT trial of custirsen in patients whose non-small cell lung cancer has progressed following initial treatments. The trial did not meet the primary endpoint of demonstrating a statistically significant improvement in overall survival for patients treated with custirsen in combination with docetaxel compared to docetaxel alone. The median overall survival for the custirsen arm was 9.0 months versus 7.9 months for the control arm with a hazard ratio of 0.915 (one-sided p=0.178). In addition, there was no survival benefit when evaluated by histology. In 2015 a futility analysis was conducted which required a hazard ratio of less than 0.87 for the trial to continue. Safety results were consistent with those observed in previous trials of custirsen in combination with chemotherapy.

A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated October 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: October 13, 2016	/s/ John Bencich
John Bencich Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated October 13, 2016